As filed with the Securities and Exchange Commission on July 29, 1996

                                                    Registration No. 333-_____

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                       Ascent Entertainment Group, Inc.
              (Exact name of issuer as specified in its charter)

        Delaware                                                52-1930707
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                               identification no.)

                               One Tabor Center
                            1200 Seventeenth Street
                            Denver, Colorado 80202
         (Address of Principal Executive Offices, including Zip Code)

         ASCENT ENTERTAINMENT GROUP, INC. 1995 KEY EMPLOYEE STOCK PLAN
                           (Full Title of the Plan)

                             Arthur M. Aaron, Esq.
            Vice President, Business & Legal Affairs and Secretary
                       Ascent Entertainment Group, Inc.
                               One Tabor Center
                            1200 Seventeenth Street
           (Name, Address and Telephone Number of Agent for Service)

                        CALCULATION OF REGISTRATION FEE

- ---------------------------------------------------------------------------------
Title of           Amount          Proposed           Proposed        Amount of
Securities          to be           Maximum            Maximum       Registration
to be            Registered     Offering Price        Aggregate          Fee
Registered                         per Share       Offering Price
- ---------------------------------------------------------------------------------
Common Stock     1,500,000
($.01 par       shares(1)              $16.00(2)     $24,000,000(2)     $8,275.86
 value)
- ---------------------------------------------------------------------------------

(1) This Registration Statement also covers such additional shares of Common Stock as may be issuable pursuant to adjustments deemed necessary or equitable by the Compensation Committee of the Board of Directors of the Registrant upon changes in capitalization, as provided in Section 10 of the Ascent Entertainment Group, Inc. 1995 Key Employee Stock Plan.
(2) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Registrant's Common Stock on the NASDAQ National Market reporting system on July 24, 1996.

                 Page 1 of 12 pages - Exhibit Index at page 8.

                                    PART II
                INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference

          The following documents which have been filed previously with the Securities and Exchange Commission (the "Commission") by Ascent Entertainment Group, Inc. (the "Company") (Commission File No. 0-27192) pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

     (b) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1996.

     (c) The Company's Current Report on Form 8-K filed with the Commission on April 19, 1996.

     (d) The description of the Common Stock appearing on pages 63 through 64 of Amendment No. 1 to the Company's Registration Statement on Form S-1, Commission File No. 33-98502.

     All documents filed with the Commission subsequent to the date of this Registration Statement pursuant to Sections 13(a), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents with the Commission.


Item 4.  Description of Securities

     The Company's Common Stock is registered under Section 12(b) of the Exchange Act.


Item 5.  Interests of Named Experts and Counsel

     An opinion as to the validity of the securities being issued has been rendered for the Company by Arthur M. Aaron, Vice President, Business & Legal Affairs and Secretary of the Company. As of July 26, 1996, Mr. Aaron was the record owner of 1,000 shares of the Company's Common Stock ("Common Stock") and had options to purchase 100,000 shares of Common Stock, none of which options were exercisable.

Item 6.  Indemnification of Officers and Directors

     Reference is made to the provisions of Article VIII of the Registrant's Certificate of Incorporation filed as Exhibit 4(a) hereto and the provisions of
Article VIII of the Registrant's By-laws filed as Exhibit 4(b) hereto.

     Generally, Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Corporation Law") permits a corporation to indemnify certain persons made a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any such action, suit or proceeding if he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful. If, however, any threatened, pending or completed action, suit or proceeding is by or in the right of the corporation, the director or officer is not permitted to be indemnified in respect of any claim, issue or matter as to which he is adjudged to be liable to the corporation unless the Delaware Court of Chancery, or such other court adjudicating the action, determines otherwise.

     Additionally, there are in effect directors' and officers' liability insurance policies which insure the Registrant's directors and officers against certain liabilities that they may incur in such capacities.


Item 7.  Exemption from Registration Claimed

     Not Applicable.


Item 8.  Exhibits

     The exhibits listed below are listed according to the number assigned in the table in Item 601 of Regulation S-K.

     Exhibit No.         Description of Exhibit
     -----------         ----------------------

        4(a) Certificate of Amended and Restated Certificate of Incorporation of Ascent Entertainment Group, Inc. (as amended through December 12, 1995) (Incorporated by reference to Exhibit 3.1 to Registrant's Amendment No. 4 to Registration Statement on

                    Form S-1, Commission File No. 33-98502).

        4(b) Amended and Restated By-laws of Ascent Entertainment Group, Inc. (as amended through November 6, 1995) (Incorporated by reference to Exhibit 3.2 to Registrant's Amendment No. 1 to Registration Statement on Form S-1, Commission File No.
                    33- 98502).

        5(a) Opinion of Arthur M. Aaron, Vice President, Business & Legal Affairs and Secretary of the Registrant, as to the legality of the shares of Common Stock to which this Registration Statement applies being registered.

        5(b)        Not applicable.

        23(a)       Consent of Deloitte & Touche LLP.

        23(b)       Consent of Arthur M. Aaron (contained in Exhibit 5(a)).

        24          Powers of Attorney.


Item 9.  Undertakings (numbered as in Item 512 of Regulation S-K)

     (a) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i) and
- --------  -------
(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, County of Denver, State of Colorado, on July 26, 1996.


                                    Ascent Entertainment Group,
                                                Inc.
                                           (Registrant)



Date: July 26, 1996                 By  /s/ Arthur M. Aaron
                                      -------------------------------------
                                      Arthur M. Aaron
                                      Vice President, Business & Legal
                                      Affairs and Secretary

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons by power of attorney in the capacities and on the date indicated.


                                    (1) Principal executive officer


Date:  July 26, 1996                        /s/ Charles Lyons*
                                        -------------------------------
                                        (Charles Lyons, President
                                         and Chief Executive Officer)


                                    (2) Principal financial officer


Date:  July 26, 1996                        /s/ Wesley D. Minami*
                                        -------------------------------
                                        (Wesley D. Minami, Chief Financial
                                         Officer)


                                   (3)  Principal accounting officer


Date:  July 26, 1996                        /s/ David A. Holden*
                                        -------------------------------
                                         (David A. Holden, Controller)

                                   (4)  Board of Directors


Date:  July 26, 1996                        /s/ Charles Lyons*
                                        ----------------------------------
                                        (Charles Lyons, Director)



Date:  July 26, 1996                        /s/ C.J. Silas*
                                        ----------------------------------
                                        (C.J. Silas, Chairman of the
                                         Board and Director)



Date:  July 26, 1996                       /s/ Edwin I. Colodny*
                                        ----------------------------------
                                        (Edwin I. Colodny, Director)



Date:  July 26, 1996                       /s/ Charles M. Neinas*
                                        ----------------------------------
                                        (Charles M. Neinas, Director)



Date:  July 26, 1996                       /s/ Robert G. Schwartz*
                                        ---------------------------------
                                        (Robert G. Schwartz, Director)



Date:  July 26, 1996                       /s/ Robert M. Kavner*
                                        ---------------------------------
                                        (Robert M. Kavner, Director)



*  By:   /s/ Arthur M. Aaron
      ---------------------------------
      Arthur M. Aaron, Attorney-in-fact

                                 EXHIBIT INDEX


                                                                     Sequential
        Exhibit No.                       Description                Page Number
- ---------------------------  --------------------------------------  -----------

   4(a)                      Certificate of Amended and Restated
                             Certificate of Incorporation of
                             Ascent Entertainment Group, Inc. (as
                             amended through December 12, 1995)
                             (Incorporated by reference to Exhibit
                             3.1 to Registrant's Amendment No. 4
                             to Registration Statement on Form
                             S-1, Commission File No.
                             33-98502).

   4(b)                      Amended and Restated By-laws of
                             Ascent Entertainment Group, Inc. (as
                             amended through November 6, 1995)
                             (Incorporated by reference to Exhibit
                             3.2 to Registrant's Amendment No. 1
                             to Registration Statement on Form
                             S-1, Commission File No. 33-98502).

   5(a)                      Opinion of Arthur M. Aaron, Vice                  9
                             President, Business & Legal Affairs
                             and Secretary of the Registrant, as
                             to the legality of the shares of
                             Common Stock to which this
                             Registration Statement applies being
                             registered.

   5(b)                      Not applicable.

   23(a)                     Consent of Deloitte & Touche LLP.                10

   23(b)                     Consent of Arthur M. Aaron (contained
                             in Exhibit 5(a)).

   24                        Powers of Attorney.                              11

